Exhibit 10.3

ADDENDUM # 1

TO THE EMPLOYMENT AGREEMENT

DATED December 5, 2006

BETWEEN CASPIAN SERVICES, INC. AND MR. JOHN BAILE

This Addendum # 1 (“Addendum # 1) dated April 28, 2008 is made between CASPIAN SERVICES, INC., a Nevada registered corporation (the “Company” or the “Employer”) and Mr. John Baile (the “Executive Employee” or the “Employee”) with the intention to modify the terms and conditions of the Employment Agreement dated December 5, 2006 between the Company and the Executive Employee.

RECITALS

WHEREAS:

(A)         The Company and the Executive Employee entered into Employment Agreement, dated December 5, 2006 (the “Employment Agreement”); and

(B)         The Employment Agreement provides for the mandatory stock option grant to the Executive Employee; and

(C)         The Employment Agreement provides a formula for the computation of the number of such mandatory stock options to be granted; and

(D)         The Employment Agreement provides for a vesting schedule of such mandatory stock options; and

(E)         As of March 31, 2008 the Executive Employee has become entitled to or been granted in accordance with his Employment Agreement a grant of a mandatory stock option to purchase 68,813 shares of common stock of the Company; and

(F)          The Executive Employee and the Company wish to make certain changes to the Employment Agreement as set forth below.

IT IS THEREFORE, agreed by the Company and the Executive Employee as follows:

1.         Effective April 1, 2008 the title to the “Legal Fees and Governing Law” section of the Employment Agreement shall be amended by deleting the title “Legal Fees and Governing Law” and to retitle this section “Legal Fees and Arbitration”.

2.         Effective April 1, 2008 the “Governing Law ” subsection of the section entitled “Legal Fees and Governing Law” of the Employment Agreement shall be amended by deleting it in its entirely.

3.         Effective April 1, 2008 the “Arbitration” subsection of the section entitled “Legal Fees and Governing Law” of the Employment Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“The parties hereby specifically agree that any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be finally resolved by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction    thereof. There shall be three arbitrators, named in accordance with such rules. Absent the agreement between the Company and Executive at the time of such dispute arbitration shall be conducted in English language in the Salt Lake City, Utah in accordance with the Unites States Arbitration Act and the arbitrators shall decide the dispute in accordance with the substantive law of the state of Utah.”

4.         Effective April 1, 2008 the title to the “Stock Option Grant” section of the Employment Agreement shall be amended by deleting the title “Stock Option Grant” and to retitle this section “Other Compensation Entitlements”.

5.         Effective April 1, 2008 the “Stock Option Grant” section shall also be amended by deleting in its entirety and replacing it with the following:

“The number of mandatory stock options to be issued annually (on December 31 of each year following the first full year of employment) to Executive Employee shall be equal to the amount of the Executive Employee’s annual base salary divided by the closing market price of the Company’s common stock on the date of the grant. The exercise (or grant) price of the options shall be equal to the closing market price of the Company’s common stock on the date of such grant.

Unless provided otherwise in the Notice of Stock Option Grant or other award grant, and accepted by the Executive Employee, options or other equity awards vest over three years, exercisable within five years of full vesting.

Number of Full Years	Percentage of Shares That May be Purchased
Less than 1 year	0%
1 year	33%
2 years	67%
3 years	100%

In lieu of any mandatory stock option grant to which the Executive Employee may become entitled under the provisions of the Employment Agreement, the Company may issue, in full or in part, a restricted stock grant, or cash payment or combination thereof as may be from time to time determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.

If the Company, in its sole discretion, determines to issue a restricted stock grant in lieu of stock options, the Executive Employee shall be entitled to one share of restricted common stock for three stock options Executive Employee was entitled to receive in accordance with the formula described above. All restricted stock awards shall be subject to the vesting schedule described above.

Should the Company, in its sole discretion, determine to make a partial or full cash payment to Executive Employee in lieu of granting stock options and/or a restricted stock grant, such cash payment shall be made on the basis of the closing market price of the Company’s common stock on the date of grant multiplied by the total number of restricted common stock determined in accordance with this Agreement.

At the Company’s sole discretion Executive Employee may also be considered for additional discretionary stock option grants, restricted stock grants or discretionary cash bonus or combination thereof as may, from time to time, be determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.”

Any and all grants in accordance with this Employment Agreement shall be issued on the annual basis once a year on December 31 of each year following the first full year of Executive’s employment with the Company or any of its subsidiary.

6.         The Company and Executive Employee further agree that to the extent Executive Employee may currently be entitled to a stock option grant under the terms of his/her Employment Agreement, and to the extent the Company determines to issue Executive Employee restricted stock in lieu of stock options, as further detailed in the attached herein Schedule A, Executive Employee forfeits any and all stock options to which he may currently be entitled to under the terms of any employment agreement with the Company or any of its subsidiaries from the commencement date of the Executive’s employment till March 31, 2008 whether issued or not issued, vested or not vested.

7.         All stock options or restricted stock grants issued to the Executive Employee in accordance with any compensation or incentive plan adopted by the Company, or any other awards shall not be affected by this Addendum.

IN WITNESS WHEREOF, the parties have executed and delivered this Addendum # 1 effective as of the date first written above.

SIGNATURES:

ON BEHALF OF THE CASPIAN SERVICES, INC. SIGNED BY:

NAME:	_____________________

TITLE:	_____________________

SIGNATURE:	_____________________ DATE SIGNED: _________________

EMPLOYEE:

SIGNATURE:	_____________________ DATE SIGNED: _________________

PRINT NAME:	____________________________

SCHEDULE A

Attached to and forming a part of that certain Addendum # 1, dated 27 June, 2008, by and between Caspian Services, Inc. and Mr. John Baile.

STOCK OPTIONS FORFEITED:

Stock Issuer	Class of Stock	No of Stock Options Issued become due to be issued	Date Option Issued or become due to be issued
Caspian Services, Inc.	common stock	68,813	March 31, 2008

RESTRICTED STOCK ISSUED:

Stock Issuer	Class of Stock	No of shares of Restricted Stock	Par Value	Date issued:	Vesting
Caspian Services, Inc.	common stock	22,938	$.001	May 1, 2008	50% on May 1, 2008 75% on May 1, 2009 100% on May 1, 2010

SIGNED BY:

On behalf of Caspian Services, Inc.:

Name: ________________

Title: _________________

Signature: _____________

Employee:

Name: ________________

Signature: ______________